Exhibit 21.1

SYSCO CORPORATION

DIRECT AND INDIRECT SUBSIDIARIES, DIVISIONS AND DBA's

As of August 25, 2014

Subsidiary Name	DBA Name	Jurisdiction
A La Carte, LLC		Delaware
A.M. Briggs, Inc.	Metropolitan Poultry	Delaware
Arnotts (Fruit) Limited		Northern Ireland
Bahamas Food Holdings Limited		Bahamas
Buckhead Beef Company	Buckhead Beef Northeast	Delaware
Buckhead Beef of Florida
Buckhead Beef of New Jersey
Buckhead Beef Rhode Island
Central Florida Foodservice
Central Seafood
Royalty Foods, a division of Buckhead Beef
Seafood Brokers
Buckhead North Carolina
BuzzTable, Inc.		Delaware
Conan Foods Inc.		Canada
Contract Administrative Services, Inc.	Texas Contract Administrative Services, Inc.	Delaware
Corporacion Frionet, S.A.		Costa Rica
Crossgar Foodservice Limited		Northern Ireland
Crossgar Frozen Foods Limited		Northern Ireland
Crossgar Meats Limited		Northern Ireland
Crossgar Poultry Limited		Northern Ireland
Dan O’Sullivan (Turners Cross) Cork		Ireland
Dust Bowl City, LLC		Texas
Economy Foods, Inc.	Facciola Meat Company	California
Enclave Properties, LLC	Sysco Enclave Properties, LLC	Delaware
European Imports, Inc.		Delaware
Freedman Food Service of Dallas, Inc.		Texas
Freedman Food Service of Denver, Inc.		Delaware
Freedman Food Service of San Antonio, LP	Texas Meat Purveyors	Texas
Freedman Food Service, Inc.		Texas
Freedman Meats, Inc.		Delaware
Freedman-KB, Inc.		Delaware
FreshPoint Arizona, Inc.	European Imports	Delaware
FreshPoint – Phoenix

Subsidiary Name	DBA Name	Jurisdiction
FreshPoint Atlanta, Inc.	FreshPoint of Atlanta	Georgia
Mitt Parker
FreshPoint California, Inc.		Delaware
FreshPoint Central California, Inc.	FreshPoint – Central California	Delaware
FreshPoint – Northern California
FreshPoint of Central California
Piranha Produce
FreshPoint Central Florida, Inc.	FreshPoint – Jacksonville	Florida
FreshPoint Southwest Florida
FreshPoint West Coast Florida
Garden Gourmet Specialties
Red’s Market
Red’s Market-Orlando
Red’s Market-Tampa
FreshPoint Connecticut, LLC	FreshPoint – Hartford	Delaware
The Fowler & Huntting Company
FreshPoint Dallas, Inc.	FreshPoint Value Added Services	Delaware
FreshPoint Denver, Inc.		Colorado
FreshPoint Las Vegas, Inc.		Delaware
FreshPoint North Carolina, Inc.	FreshPoint Charlotte	Tennessee
FreshPoint of Charlotte
FreshPoint of Raleigh
FreshPoint Raleigh
FreshPoint North Florida, Inc.	East Coast Fruit Company	Florida
FreshPoint Jacksonville
FreshPoint Savannah
FreshPoint Southern Georgia
FreshPoint Value Added Services
Movsovitz of Georgia
FreshPoint Oklahoma City, LLC	FreshPoint Arkansas	Delaware
FreshPoint Tulsa
FreshPoint Pompano Real Estate, LLC		Delaware
FreshPoint Puerto Rico, LLC		Puerto Rico
FreshPoint San Francisco, Inc.	FreshPoint – San Francisco	California
FreshPoint South Florida, Inc.	A-One-A Produce and Dairy	Florida
FreshPoint South Texas, LP	City Produce	Delaware
FreshPoint – Harlingen
FreshPoint – San Antonio

Subsidiary Name	DBA Name	Jurisdiction
FreshPoint Southern California, Inc.	G&G Produce Company	California
The Produce Hunter
FreshPoint Tomato, LLC	FreshPoint Nashville	Delaware
FreshPoint Value Added
Nashville Tomato
FreshPoint Vancouver, Ltd.	Allied Foodservices	Canada
FreshPoint – Nanaimo
FreshPoint – Vancouver
FreshPoint Foodservice
FreshPoint Freshcuts
FreshPoint Toronto
Pacific Produce – Nanaimo
FreshPoint, Inc.		Delaware
Fulton Provision Co.		Delaware
G. Bell & Sons Limited		Northern Ireland
Goldberg and Solovy Foods, Inc.		California
Grupo Enclave, S.A.		Costa Rica
Guest Packaging, LLC		Delaware
Guest Supply Asia, Limited		Hong Kong
Hillfarm Turkeys Limited		Northern Ireland
Houston Meat & Seafood, LLC		Texas
Iowa Premium Beef, LLC		Iowa
Keelings & Curleys Distribution Limited		Ireland
Keelings Farm Fresh		Ireland
Leapset, Inc.		Delaware
Leapset Sri Lanka Pvt Ltd		Sri Lanka
Liquid Assets Limited		Bahamas
Malcolm Meats Company	Imperial Seafood & Shellfish Co.	Delaware
Manhattan Food Co. Limited		Northern Ireland
Mayca Autoservicios, S.A.		Costa Rica
Mayca Distribuidores, S.A.		Costa Rica
Pallas Foods		Ireland
Rentacamiones, S.A.		Costa Rica
Restaurant of Tomorrow, Inc.		Delaware
Seaview Farm Produce Company		Ireland
Scorpion Corporation I, Inc.		Delaware
Scorpion Company II, LLC		Delaware
SFS Canada I, LP		Canada
SFS Canada II, LP		Canada
SFS GP I, Inc.		Canada
SFS GP II, Inc.		Canada

Subsidiary Name	DBA Name	Jurisdiction
Shenzhen Guest Supply Trading Co., Limited		Hong Kong
SMS Bermuda Holdings		Bermuda
SMS Global Holdings Sarl		Luxembourg
SMS GPC International Limited		Hong Kong
SMS GPC International Resources Limited		Hong Kong
SMS International Resources Ireland		Ireland
SMS Lux Holdings LLC		Delaware
Specialty Meat Holdings, LLC		Delaware
Sysco Albany, LLC		Delaware
Sysco Asian Foods, Inc.	Asian Foods	Delaware
Sysco Atlanta, LLC		Delaware
Sysco Baltimore, LLC		Delaware
Sysco Baraboo, LLC		Delaware
Sysco Boston, LLC		Delaware
Sysco Canada, Inc.	Allard Fruits and Vegetables	Canada
Distagro
Dytran
En Gros Pierre
En Gros Pierre Poissons et Fruits de Mer
Fin’s Seafood Distributors
Frank & Dino
Frank et Dino Aliments
Importation Alimentaire Mega
J. J. Derma Meats
Les Viandes St-Laurent
Lapointe Fish
Sysco Calgary Redistribution Centre
Sysco Canada
Sysco Central Ontario
Sysco Edmonton
Sysco Fine Meats of Ontario
Sysco Fine Meats Toronto
Sysco Fine Meats Vancouver
Sysco Food Services of Atlantic Canada
Sysco Food Services of Toronto
Sysco Halifax
Sysco Kelowna
Sysco Kingston
Sysco Kingston Redistribution Centre
Sysco London
Sysco Milton

Subsidiary Name	DBA Name	Jurisdiction
Sysco Moncton
Sysco Nasys
Sysco Quebec
Sysco Regina
Sysco Soutwest Ontario
Sysco St. John’s
Sysco Thunder Bay
Sysco Toronto
Sysco Vancouver
Sysco Ventra
Sysco Victoria
Sysco Windsor
Sysco Winnipeg
Viandes St. Laurent
Sysco Canada Holdings Sarl		Luxembourg
Sysco Central Alabama, Inc.		Delaware
Sysco Central California, Inc.		California
Sysco Central Florida, Inc.		Delaware
Sysco Central Illinois, Inc.		Delaware
Sysco Central Pennsylvania, LLC		Delaware
Sysco Charlotte, LLC		Delaware
Sysco Chicago, Inc.		Delaware
Sysco Cincinnati, LLC		Delaware
Sysco Cleveland, Inc.		Delaware
Sysco Columbia, LLC		Delaware
Sysco Connecticut, LLC		Delaware
Sysco Corporation		Delaware
Sysco CRC Holdings S.R.L.		Costa Rica
Sysco Detroit, LLC		Delaware
Sysco Disaster Relief Foundation, Inc.		Texas
Sysco Eastern Maryland, LLC		Delaware
Sysco Eastern Wisconsin, LLC		Delaware
Sysco Foundation, Inc.		Texas
Sysco George Town Limited		Grand Cayman
Sysco George Town II Limited		Grand Cayman
Sysco Global Holdings, B.V.		The Netherlands
Sysco Global Resources, LLC		Delaware
Sysco Global Services, LLC		Delaware
Sysco Grand Cayman Company		Grand Cayman
Sysco Grand Cayman II Company		Grand Cayman
Sysco Grand Cayman III Company		Grand Cayman

Subsidiary Name	DBA Name	Jurisdiction
Sysco Grand Rapids, LLC		Delaware
Sysco Guest Supply Canada Inc.		Canada
Sysco Guest Supply Europe Limited		United Kingdom
Sysco Guest Supply, LLC	Guest Distribution	Delaware
Sysco Gulf Coast, Inc.	FreshPoint Gulf Coast	Delaware
Sysco Hampton Roads, Inc.		Delaware
Sysco Holdings, LLC		Delaware
Sysco Indianapolis, LLC		Delaware
Sysco International Food Group, Inc.		Delaware
Sysco International, ULC		Canada
Sysco Iowa, Inc.		Delaware
Sysco Jackson, LLC		Delaware
Sysco Jacksonville, Inc.		Delaware
Sysco Kansas City, Inc.		Missouri
Sysco Knoxville, LLC		Delaware
Sysco Leasing, LLC		Delaware
Sysco Lincoln Transportation Company, Inc.	Pegler-Sysco Transportation Co.	Nebraska
Sysco Lincoln, Inc.		Nebraska
Sysco Long Island, LLC		Delaware
Sysco Los Angeles, Inc.		Delaware
Sysco Louisiana Seafood, LLC	Louisiana Foods Global Seafood Source	Delaware
Sysco Louisville, Inc.		Delaware
Sysco Memphis, LLC		Delaware
Sysco Merchandising and Supply Chain Services, Inc.	Alfmark	Delaware
Alfmark Transportation
Baugh Supply Chain
Baugh Supply Chain Cooperative, Canada
BSCC Canada
Cooperative De Chaines D’Approvisionnement Baugh, Inc.
Sysco Imports
Sysco Northeast Redistribution Center
Sysco South Redistribution Center
Sysco Metro New York, LLC	Europa Meat	Delaware
Sysco Minnesota, Inc.		Delaware
Sysco Montana, Inc.		Delaware
Sysco Nashville, LLC		Delaware
Sysco Netherlands Partners, LLC		Delaware
Sysco Newport Meat Company		Delaware
Sysco North Central Florida, Inc.		Delaware
Sysco North Dakota, Inc.		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Sysco Northern New England, Inc.	Reed Distributors	Maine
Sysco Philadelphia, LLC		Delaware
Sysco Pittsburgh, LLC		Delaware
Sysco Portland, Inc.		Delaware
Sysco Raleigh, LLC		Delaware
Sysco Resources Services, LLC		Delaware
Sysco Riverside, Inc.		Delaware
Sysco Sacramento, Inc.		Delaware
Sysco San Diego, Inc.		Delaware
Sysco San Francisco, Inc.	Race Street Foods	California
Sysco Seattle, Inc.	Sysco Food Services of Alaska	Delaware
Sysco South Florida, Inc.		Delaware
Sysco Southeast Florida, LLC		Delaware
Sysco Spain Holdings SLU		Spain
Sysco Spokane, Inc.	Sysco Food Services of Spokane	Delaware
Sysco St. Louis, LLC		Delaware
Sysco Syracuse, LLC		Delaware
Sysco USA I, Inc.	Sysco Dallas	Delaware
Sysco East Texas
Sysco North Texas
Sysco West Texas
Sysco Central Texas
Sysco Arizona
Sysco Denver
Sysco New Mexico
Sysco Intermountain
Sysco Houston
Sysco Idaho
Sysco Las Vegas
Tri-City Meats
Sysco USA II, LLC	Arrow Sysco Food Services	Delaware
Sysco Arkansas
Sysco Oklahoma
Sysco New Orleans
Sysco Ventura, Inc.		Delaware
Sysco Ventures, Inc.		Delaware
Sysco Virginia, LLC		Delaware
Sysco West Coast Florida, Inc.		Delaware
Sysco Western Minnesota, Inc.	Appert’s Foodservice	Delaware
Sysco-Desert Meats Company, Inc.		Delaware

Subsidiary Name	DBA Name	Jurisdiction
SYY Netherlands C.V.		The Netherlands
The SYGMA Network, Inc.		Delaware
Walker Foods, Inc.		New York